UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, Use of Commission only (as permitted by Rule 14c-5(d)(2))

[ ] Definitive Information Statement

RCA TRADING CO

(Name of Registrant as specified in its charter)

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[X] No fee required

[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11

[ ] Fee Computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

RCA TRADING CO.

515 Madison Avenue, 21st Fl.

New York, NY 10022

May 14, 2001

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of Shareholders of RCA Trading Co (the "Company" or "RCA") to be held at 1 P.M. local time on June 11, 2001, at 515 Madison Avenue, 21st Fl. New York, NY 10022.

The Special Meeting is being held for the purpose of considering and voting upon amendments to the Company's Articles of Incorporation. A copy of the proposed Articles of Amendment which are to be voted upon is attached hereto as an Exhibit. The proposed amendments to the Company's Articles of Incorporation will change the Company's name to Agronix, Inc., change the authorized number of shares of common stock of the Company from 10,000,000 to 25,000,000, and authorize 10,000,000 shares of preferred stock

We are not asking you for a proxy in conjunction with this Special Meeting, but you are urged to attend the meeting to assure that your vote is counted.

Sincerely,

Brian Hauff

President

RCA TRADING CO.

515 Madison Avenue, 21st Fl.

New York, NY 10022.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held June 11, 2001.

TO THE SHAREHOLDERS OF RCA TRADING CO.:

NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "Meeting") of RCA Trading Co (the "Company") will be held at 515 Madison Avenue, 21st Fl. New York, NY 10022, at 1 P.M. local time, on June 11, 2001.

The Special Meeting is being held for the purpose of considering and voting upon amendments to the Company's Articles of Incorporation.

The amendments to the Articles of Incorporation will, if adopted, change the Company's name to Agronix, Inc., increase the number of authorized shares of common stock of the Company from 10,000,000 to 25,000,000, and authorize 10,000,000 shares of preferred stock

We are not asking you for a proxy in conjunction with this Special Meeting, but you are urged to attend the meeting to assure that your vote is counted.

By Order of the Board of Directors

Peter J. Barnett

Chairman of the Board

New York, NY

Dated: May 14, 2001

RCA TRADING CO.

515 Madison Avenue, 21st Fl.

New York, NY 10022.

INFORMATION STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

OF

RCA TRADING CO.

To be held June 11, 2001

__________________

GENERAL INFORMATION

This Information Statement is furnished in connection with a Special Meeting of Shareholders called by the Board of Directors (the "Board") of RCA Trading Co (the "Company"), to be held at 515 Madison Avenue, 21st Fl. New York, NY 10022, on June 11, 2001, at 1 P.M. local time, and at any and all postponements, continuations or adjournments thereof (collectively the "Meeting"). This Information Statement and the accompanying Notice of Special Meeting will be first mailed or given to RCA's shareholders on or about May 14, 2001.

All shares of RCA's common stock ("Common Stock"), represented either in person or by proxy will be eligible to be voted at the Meeting.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION

RCA Trading Co (the "Company") was incorporated under the laws of the State of Florida on May 6, 1996. It was incorporated as a "blind pool" or "blank check" company for the purpose of seeking to acquire one or more properties or businesses. The Company voluntarily elected to file a registration statement on Form 10-SB under the Securities Exchange Act of 1934.

On March 26, 2001, the Company completed closing under an Agreement for Share Exchange dated October 16, 2000 (the "Exchange Agreement"), by and between itself and American Waste Recovery, Inc., a Nevada corporation ("AWR"). Pursuant to the Exchange Agreement the Company acquired 6,622,250 shares of the common stock of AWR, representing 100% of its issued and outstanding common stock, solely in exchange for 6,622,250 shares of common stock of the Company. As a result of closing under the Exchange Agreement, AWR became a wholly-owned subsidiary of the Company.

The closing under the Exchange Agreement resulted in a change in control of the Company. Immediately prior to the closing the Company had a total of 1,683,250 shares issued and outstanding. Following closing, the Company has a total of 8,305,500 shares issued and outstanding, of which 6,622,250, or approximately 79.73%, are owned by the former shareholders of AWR. In conjunction with the change in control, the previous officers and directors of the Company resigned and the out-going directors appointed persons designated by AWR as successor members of the Board of Directors.

AWR, which is a development stage company engaged in the business of fabricating and operating organic matter treatment plants and developing new waste treatment technologies, will change its name to "AWR, Inc." or another similar name, and will conduct operations as a wholly-owned subsidiary of the Company.

The Special Meeting of Shareholders to be held at 1 P.M. on June11, 2001, at 515 Madison Avenue, 21st Fl. New York, NY 10022, has been called for the sole purpose of voting upon proposed amendments to the Company's Articles of Incorporation. Management believes that adoption of the proposed amendments is necessary and appropriate following the closing under the Exchange Agreement and the concurrent change in control of the Company.

A copy of the proposed Articles of Amendment which are to be voted upon is attached hereto as an Exhibit. The proposed amendments to the Articles of Incorporation will change the Company's name to "Agronix, Inc.," increase the number of authorized shares of common stock of the Company from 10,000,000 to 25,000,000, and authorize 10,000,000 shares of preferred stock

Record Date

Shareholders of record at the close of business on April 27, 2001 (the "Record Date") are entitled to notice of the meeting and to vote at the meeting. As of the Record Date, 8,305,500 shares of the Company's Common Stock (the "Common Stock") were issued and outstanding and entitled to vote at the Special Meeting.

Voting

Each shareholder of record is entitled to one vote for each share of Common Stock registered in his name. A majority of the shares of common stock issued and outstanding as of the record date, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business.

Once a quorum is present, the proposal to amend the Company's Articles of Incorporation will require the affirmative vote of a majority of the shares represented at the meeting.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers who are serving the Company as of the record date are as follows:

Name	Age	Positions Held and Tenure
Brian Hauff	52	President, CEO and a Director
Peter J. Barnett	61	Chairman of Board of Directors
Dr. Henri Dinel	51	Director
Peter Drummond	47	Director

Biographical Information

Brian Hauff

Brian Hauff is the President, Chief Executive Officer and a director of the Company. Mr. Hauff is the founder of the Company and has worked for the Company since its inception. He has also been an investor/developer for the past 20 years. Mr. Hauff has a combined Economics and Commerce degree (Hons.) from Simon Fraser University and a law degree from the University of British Columbia. He is a resident of Vancouver, B.C. Canada.

Peter J. Barnett

Peter Barnett is the Chairman and a director of the Company. He is a co-founder of a number of restaurant companies including Pizza Patio, Elephant and Castle, and most recently the Canadian division of the Rainforest Café. Mr. Barnett is well known for his involvement in community and charitable services. Mr. Barnett was honored by Canada with the 125th Centennial Medal of Honor for contributions to the development of Canadian society. He was recently honored by his appointment to the presidency of Variety Club International, a worldwide charity that supports children in need. Mr. Barnett is a resident of Vancouver, B.C. Canada.

Dr. Henri Dinel

Dr. Henri Dinel is a director of the Company. He has been a research scientist with the Research Branch of Agriculture and Agri-Food Canada since 1974 and since 1990 he has been leading a study on the impact of bio-solids on soil agro-ecological functions and the development of value-added products from residual and naturally occurring organic matters. Dr. Dinel obtained a B.S. in 1981 from the University of Ottawa in plant biology and biochemistry; an Masters in Science in 1985 from the University of Montreal in Palynology, Paleoecology and Pedology; and a Ph.D. in 1989 from McGill University in soil sciences. He is a resident of Chelsea, Quebec.

Peter Drummond

Peter Drummond has an extensive background in the waste management industry. He is Chairman of Watercare Services Limited and Envirowaste Services Ltd., both billion dollar corporations. He either acts as a Director or Chairman for 11 companies, many of which specialize in the management of waste. His invaluable knowledge of the industry will give Agronix, Inc. a strong international presence. Peter Drummond resides with his family in New Zealand. Mr. Drummond is well known for his charitable work.

PRINCIPAL SHARE OWNERSHIP

The Record Date for purposes of determining the shareholders entitled to vote at the Special Meeting was April 27, 2001. As of the Record Date, the Company had a total of 8,305,500 shares of Common Stock issued and outstanding. The following table sets forth, as of April 27, 2001, the number of shares of Common Stock currently owned of record and beneficially by current executive officers, directors, persons who hold 5% or more of the outstanding Common Stock of the Company and by current officers and directors as a group.

Name and Address	Number of Shares Owned Beneficially	Percent of Class
Brian Hauff (1) (2) 1092 West 47th Avenue Vancouver, BC, Canada V6M 2L4	650,000 (2)	7.83%
Peter J. Barnett (1) (3) 1092 West 47th Avenue Vancouver, BC, Canada V6M 2L4	214,000 (3)	2.58%
Dr. Henri Dinel (1) (4) 1092 West 47th Avenue Vancouver, BC, Canada V6M 2L4	150,000	1.81%
Peter Drummond (1) 1092 West 47th Avenue Vancouver, BC, Canada V6M 2L4	0	**
Epsom Investment Services 16 Pietermaai Curacao, Nederlands, Antilles	3,800,000	45.75%
All directors and executive officers as a group (4 in number)	1,014,000	12.21%

(1) The person listed is an officer, a director, or both, of the Company.

(2) Includes 500,000 performance shares which are currently held in escrow pursuant to an agreement dated January 27, 2000. Such shares shall be released from escrow based upon the Company's cumulative cash flow. For each $0.25 of cash flow, one share will be released. Any performance shares not released from escrow on or before January 27, 2010, shall be cancelled.

(3) Includes 64,000 shares owned by family members, of which Mr. Barnett may be deemed to be the beneficial owner.

(4) Includes 150,000 shares registered in the name of DRD Consultant, of which Mr. Dinel may be deemed to be the beneficial owner. DRD Consultant is owned by Denise Regimbald Dinel, the spouse of Dr. Henri Dinel.

PROPOSAL ONE

AMENDMENT TO ARTICLES OF INCORPORATION

The Board of Directors has unanimously approved, and recommends for shareholder approval, the amendment of the Company's Articles of Incorporation which will change the Company's name to Agronix, Inc., increase the authorized shares of common stock from 10,000,000 to 25,000,000, and authorize 10,000,000 shares of preferred stock.

PURPOSE FOR NAME CHANGE

Management believes it is appropriate to change the name of the Company to Agronix , Inc., because that is the name of the entity which is now the Company's wholly-owned subsidiary. It is anticipated that all of the Company's business operations will be carried on in the subsidiary corporation, and it is also anticipated that the subsidiary corporation will change its name to "AWR, Inc," or another similar name.

PURPOSE FOR INCREASE IN AUTHORIZED COMMON STOCK AND CREATION OF CLASS OF PREFERRED STOCK.

Management believes it is appropriate to increase the authorized shares of common stock and to authorize the creation of a class of preferred stock. Both of such changes are intended to provide the Company with flexibility by authorizing shares which will be available in the future for purposes of raising additional capital, negotiating possible mergers or acquisitions, and the like.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting.

THE BOARD OF DIRECTORS

New York, New York

May 14, 2001